                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): December 31, 1996



                           NETGUARD TECHNOLOGIES, INC.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)



    Delaware                     33-99084NY                     22-3372522
--------------------       -----------------------       -----------------------
 (State or other                (Commission                    (IRS Employer
 jurisdiction of                File Number)                   Identification
  incorporation)                                                  Number)












                               12465 Lewis Street
                                    Suite 101
                         Garden Grove, California 92840
                    ----------------------------------------
                    (Address of Principal Executive Offices)



Registrant's telephone number, including area code:          714/703-2880

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            Preliminary Note: Registrant was organized under the laws of the State of Delaware on May 8, 1995 to operate as an independent artist and repertoire firm dedicated to locating, signing, promoting, recording and developing new musical entertainment artists. Registrant commenced operations in or around July 1995 and obtained net proceeds in April of 1996 of approximately $235,750 from the public offering of its securities. Registrant conducted its operations largely in accordance with its business plan as set forth in a prospectus dated February 12, 1996 and as set forth in registrant's Form 10-KSB for its fiscal year ended March 30, 1996. Registrant incurred net losses from inception through September 30, 1996 of $307,607 of which approximately a net loss of $200,000 was incurred during the six-month period commencing from April 1, 1996 through September 30, 1996. As of September 30, 1996 registrant's total current liabilities of $99,549 exceeded total current assets of $53,039 by $46,510.

            Partially as a result of all of the above and on or about October 21, 1996 certain then officers, directors and principal stockholders of registrant (then operating under the name of "Rollo Entertainment Inc.") entered into an "Asset and Stock Purchase Agreement" and related documents and agreements which resulted in changes in (a) officers and directors of registrant, (b) control of registrant and (c) registrant's business operations.

            Set forth below is a summary of such transactions as previously reported by registrant in its Form 10-QSB filed with respect to the quarterly period ended September 30, 1996. All references and summaries to the terms and conditions of the aforementioned agreement are qualified in their entirety by reference to the agreement, a copy of which is on file with registrant's Secretary.

            The Agreement entered into between the registrant, John Rollo ("Rollo"), Scott Patterson ("Patterson"), and NetGuard Technologies, Inc. ("NetGuard") indicates that the registrant had been operating in accordance with its Prospectus dated February 12, 1996 as well as in accordance with its Form 10-KSB for its fiscal year ended March 30, 1996 and its subsequent Form 10-QSB for quarter ended June 30, 1996. The Agreement further indicates that the registrant's current financial condition had deteriorated in that in order to operate in the manner contemplated, further and significant capital contributions would be required and (to the best of its knowledge) were not likely to be forthcoming in any significant amounts, if at all. NetGuard then requested Rollo and Patterson to reacquire, through an entity to be formed by them, the assets and liabilities of the registrant in consideration of the sum of $10,000 (subject to requisite approval by registrant's stockholders, since obtained in accordance with Delaware Corporation Law and in particular Section 228 thereof entitled "Consent of Stockholders In Lieu of Meeting") and concurrently therewith to sell all of their securities of registrant to NetGuard and/or its designees for a like amount. Messrs. Rollo and Patterson agreed to effectuate such transactions upon the hereinafter summarized terms, as follows:

            1. The registrant agreed to sell to an entity to be formed by Messrs. Rollo and Patterson, all of the registrant's assets, including without limitation all of its right, title and interest in and to the name "ROLLO", accounts receivable, inventories, equipment and supplies, customer and distributor lists, contract rights, customer accounts, office equipment and supplies, trade secrets, trademarks and/or trade names, bank accounts and cash on hand. In addition, the registrant agreed to assign, and the entity to be formed by Messrs. Rollo and Patterson agreed to assume, all of the registrant's liabilities including, without limitation (excepting for certain specific liabilities relating to outstanding obligations and monies due to the registrant's accountants, attorneys, transfer agent and related matters), all accounts payable, fees payable, accrued salary obligations, and all other trade debts and payables of the registrant in exchange for the sum of $10,000.

            2. As aforesaid and concurrently with the purchase and sale of the registrant's assets and liabilities, NetGuard and/or its designees purchased from Rollo and Patterson all of their common stock in the registrant for $10,000, i.e., an aggregate of 810,000 shares owned of record and beneficially by John Rollo. In addition thereto certain of the registrant's other principal stockholders agreed to return for cancellation an aggregate of 2,890,000 shares of Company common stock, leaving such persons with a balance of 800,000 shares of Company common stock.

            3. It was agreed that Messrs. Rollo and Patterson shall have the right to use the name "ROLLO" and any similar derivatives thereof, and the registrant agreed to do all such acts, including changing its name and executing such consents and assignments as shall be necessary to give Messrs. Rollo and Patterson the unrestricted right to use the name "ROLLO" and any similar derivatives thereof.

            Execution of the Agreement (and related documents) resulted in certain changes in control of the registrant from its then principal shareholders and further resulted in acceptance by the registrant of the resignations of its then officers and directors and the nomination and election of certain other persons to such positions.

            Current officers and directors of the registrant are as follows:

            William Van Liere         Chairman of the Board, Director
            E. Blaine Mansfield       President, CEO, CFO, Director
            Donald Ackerman           Exec. Vice President, Secretary, Director
            Oleg Batratchenko         Director
            Victor V. Vurpillat       Director

            Pursuant to the objectives contemplated in the aforesaid Asset and Stock Purchase Agreement, the registrant entered into a Stock Acquisition Agreement with the shareholders of NetGuard Technologies, Inc., a California corporation, whereby, as a result of the reverse acquisition the surviving corporation changed its name from Rollo Entertainment Inc. to Net/Guard Technologies, Inc. in accordance with an amended Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 18, 1996 (which amended Certificate of Incorporation also increased the number of Company authorized shares of common stock from 10,000,000 to 20,000,000 shares).

            Based upon all of the above and certain related transactions and/or sales of common stock, the total number of shares of common stock outstanding as of December 31, 1996 amounted to 10,000,000 shares with the principal shareholders being those persons and/or firms who exchanged shares then owned by them in the aforesaid California corporation for 8,125,000 shares of the registrant; such former California corporation shareholders owning approximately 81.25% of currently issued and outstanding shares of the registrant and with the registrant's current officers and directors owning 5,125,000 shares or 51% of all outstanding Company common stock.

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            a. In connection with the changes described above in Item 2, effective March 31, 1997, registrant dismissed its prior certifying accountants, Bederson & Company LLP ("Bederson") and retained as its new certifying accountants Singer Lewak Greenbaum & Goldstein LLP ("SLGG"). Bederson's report on registrant's financial statements during the most recently completed fiscal year preceding the date hereof (March 31, 1996) contained no adverse opinion or a disclaimer of opinion, and was not qualified as to audit scope or accounting principles, but did contain a going concern qualification. The decision to change accountants was approved by registrant's Board of Directors.

            During the fiscal year noted above and the subsequent interim period to date hereof, there were no disagreements between registrant and Bederson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Bederson, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

            None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to registrant within the last two fiscal years, or the subsequent interim period to date hereof.

            b. Effective March 31, 1997, registrant engaged SLGG as its principal accountants. During the last fiscal year and the subsequent interim period to date hereof, registrant did not consult SLGG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

            In connection with the transactions described in Item 2 above registrant has filed the following as part of this report.

            a. NetGuard Systems, Inc. financial statements for the years ended March 31, 1996 and 1995.

            b. NetGuard Technologies, Inc./Rollo Entertainment, Inc. pro forma balance sheets as of September 30, 1996.

            c. NetGuard Technologies, Inc./Rollo Entertainment, Inc. pro forma statements of operations for the year ended March 31, 1996.

            d. NetGuard Technologies, Inc./Rollo Entertainment, Inc. pro forma statements of operations for the six months ended September 30, 1996.

            e. NetGuard Technologies, Inc./Rollo Entertainment, Inc. notes to pro forma financial statements as of September 30, 1996.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  June 13, 1997

                                     NetGuard Technologies, Inc.,
                                     (formerly Rollo Entertainment, Inc.)
                                     a Delaware corporation


                                     By /s/ E. Blaine Mansfield
                                        ------------------------------------
                                          E. Blaine Mansfield
                                          President, Chief Executive Officer
                                          and Chief Financial Officer